Investor Presentation Leading the Clean Energy Transition July 2021 World-Class Sponsorship Exhibit 99.2 Shoppers World 1.7 MW Solar System New Marlborough 2.0 MWh Storage System

Disclaimer DISCLAIMER AND FORWARD LOOKING STATEMENTS This confidential presentation (this "Presentation") is being delivered to you by CBRE Acquisition Holdings, Inc. (“SPAC”) and Altus Power, Inc. (“Altus Power”) for use by SPAC and Altus Power in connection with their proposed business combination and the offering of the securities of SPAC in a private placement (the "Transaction"). This Presentation was prepared for informational purposes only and is being provided to each recipient solely in its capacity as a potential investor considering the Transaction. By accepting this Presentation, each recipient agrees: (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain; (ii) to return or destroy all copies of this Presentation or portions thereof in its possession following the request for the return or destruction of such copies; and (iii) to use this Presentation for the sole purpose of evaluating the Transaction. Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, without the prior consent of SPAC and Altus Power is prohibited. This Presentation is for strategic discussion purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of SPAC or any successor entity, nor does it constitute the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representation, express or implied, is or will be given by SPAC or Altus Power or any of their respective affiliates and advisors as to the accuracy or completeness of the information contained herein, or any other written or oral information made available in the course of an evaluation of the Transaction. No Representations and Warranties This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by SPAC or Altus Power or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. SPAC and Altus Power disclaim any duty to update the information contained in this Presentation. Forward-Looking Statements This Presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Altus Power's and it's management teams' expectations, hopes, beliefs, intentions or strategies regarding the future. The words "anticipate", "believe", "budget", "continue", "could", "estimate", "expect", "forecast", "intends", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "will", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on SPAC's and Altus Power's current expectations and beliefs concerning future developments and their potential effects on SPAC or Altus Power or any successor entity. There can be no assurance that the future developments affecting SPAC or Altus Power or any successor entity will be those that they have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond SPAC's and Altus Power's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Trademarks All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and SPAC's and Altus Power's uses thereof do not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of SPAC or Altus Power. Industry and Market Data In this Presentation, SPAC and Altus Power rely on and refer to publicly available information and statistics regarding market participants in the sectors in which Altus Power competes and other industry data. Any comparison of Altus Power to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to SPAC and Altus Power. SPAC and Altus Power obtained this information and these statistics from third-party sources, including reports by market research firms and company filings. While SPAC and Altus Power believe such third-party information is reliable, there can be no assurances as to the accuracy or completeness of the indicated information. Neither SPAC nor Altus Power has independently verified the information provided by the third party sources. Accordingly, none of SPAC nor Altus Power nor any of their respective affiliates or advisors makes any representations as to the accuracy or completeness of these data.

Disclaimer Private Placement The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. This Presentation relates to securities that are intended to be offered in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this Transaction or determined that this Presentation is accurate or complete. Any representation to the contrary is a criminal offense. Financial Information The financial information contained in this Presentation has been taken from or prepared based on the historical financial statements of Altus Power for the periods presented. An audit of these financial statements is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any registration statement to be filed with the SEC by SPAC in connection with the Transaction, and such new information, adjustments and/or presentation may be material. This Presentation contains certain estimated preliminary financial results and key operating metrics. This information is preliminary and subject to change. As such, the actual results may differ from the estimated preliminary results presented here. This Presentation includes non-GAAP financial measures. Altus Power believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Altus Power's financial condition and results of operations. Altus Power's management uses certain of these non-GAAP measures to compare Altus Power's performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Altus Power also believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Altus Power. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Altus Power's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Use of Projections This Presentation also contains certain financial forecasts. Neither SPAC's nor Altus Power's independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of SPAC's and Altus Power's control. While all financial projections, estimates and targets are necessarily speculative, SPAC and Altus Power believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Participation in Solicitation SPAC and Altus Power and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of SPAC's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination in SPAC's filings with the SEC, including SPAC's registration statement on Form S-1, which was originally filed with the SEC on December 7, 2020, and its most recent annual report on Form 10-K. Investors and security holders of SPAC and Altus Power are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about SPAC and Altus Power through the website maintained by the SEC at www.sec.gov. PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

Transaction Summary The Business Vertically integrated developer, owner, and operator of onsite renewable electrification Solutions include solar, energy storage, and electric vehicle charging Ticker Post-merger ticker: AMPS Offering Size CBRE Acquisition Holdings (CBAH) is a special purpose acquisition company with $403mm cash-in-trust PIPE of $275mm Valuation $900mm pre-money equity value Capital Structure Existing Altus Power shareholders are rolling 100% of common equity ~$343mm cash to balance sheet (assuming no redemptions) retained to fund future growth CBRE's sponsor economics creates alignment with all stakeholders CBRE is committing to invest $70mm in the PIPE and is committing to backstop up to $150mm of SPAC redemptions1 Blackstone and Management are committing to invest $23mm in the PIPE Gregg Felton Co-Founder & Co-Chief Executive Officer Lars Norell Co-Founder & Co-Chief Executive Officer Bill Concannon Chief Executive Officer and Director of CBAH Cash Smith President & Chief Financial Officer of CBAH Today’s Speakers Transaction Highlights Transaction positions Altus Power to be the category-defining clean electrification company Committing to backstop up to $150mm of SPAC redemptions on a dollar for dollar basis at the same terms as the PIPE.

Source: BloombergNEF, EIA. Percent of total capacity is based on 2050 and 2020 solar generation and storage capacity compared to all generation capacity sources in the U.S. Represents the sum between 2021 and 2050 of commercial and industrial generation multiplied by the respective sectors’ projected $/kW electricity rate. Clean Electrification is Happening Now… Spartan 10.0 MW Solar System ~11.5x Growth Solar generation and storage capacity is anticipated to grow from ~8% to ~48%1 of total U.S. capacity by 2050 $6 trillion+ Commercial & Industrial (C&I) customers are projected to spend over $6 trillion2 on electricity through 2050 Our Mission Altus Power’s mission is to support clients’ transition to being clean while enabling the adoption of ESG goals

... and Altus Power is the Way to Invest in this Space High Growth Company Top Tier Aligned Sponsorship with Strategic Upside Cash Flow Positive Today Pure Play ESG Investment Opportunity Long-Term Contracted Recurring Revenue Altus Power is a category-defining, management-owned, pure play energy transition investment opportunity founded on ESG principles with blue-chip strategic and financial sponsorships that is cash flow positive today Note: Cash flow represents net operating asset cash flow, before growth capital expenditures.

Source: BloombergNEF, EIA, RE100. Percent of total capacity is based on 2050 and 2020 solar generation and storage capacity compared to all generation capacity sources in the U.S. CBRE and CBAH are Excited to Partner with Altus Power Significant global corporate demand for ESG and carbon neutrality 1 Solar is the fastest growing generation resource 2 Strong platform and sponsorship 3 Scaled platform with proven track record 4 CBRE partnership to meaningfully enhance growth trajectory 5 75% Corporate demand CAGR (2013-2019) 11% Solar penetration (today) Vertically-integrated platform The World's Largest Alternative Asset Manager Largest global real estate services company #1 Private C&I Solar Platform $400bn+ Annual U.S. Electricity Spend Clear path to upsell customers ~7 billion Square feet managed globally 100 person Energy optimization team established 90% of Fortune 100 are CBRE clients 900+ MW Pipeline supports 2023E EBITDA 300+ Companies committed to 100% renewable energy 90% of S&P 500 companies published ESG reports in 2019 315 TWh Annual energy spend from RE100 companies ~11.5x Growth Solar and storage capacity growth by 20501

CBRE Acquisition Holdings | ALTUS POWER

# Altus Power is One of the Largest Independent Clean Electrification C&I Companies

*Serving a diverse base of commercial, industrial, municipal, and community solar customers*

ALTUS POWER

**410 MW[1]**
*Leading private C&I solar platform*

**900+ MW**
*Pipeline*

**~273,000[2]**
*Metric tons of $CO_2$ avoided annually*

**$153mm**
*2023E EBITDA*

**~18yr**
*Remaining avg. PPA term*

**69%**
*2023E EBITDA Margin*

## What We Do

- Develop, own, and operate solar systems and energy storage that generates savings and ESG benefits to a diverse client base
- 64% annual MW growth from 2019 – 2023E
- Utilize vertically integrated and scaled platform to provide superior customer value proposition
- Establish long-term power purchase agreements (PPA) with customers and efficiently add assets and services
- Provide customers with ability to maximize ROE of real estate and corporate assets
- Leverage attractive platform and flexible / efficient access to capital to drive operating leverage

1. 410 MW is comprised of (a) operating and mechanically complete (265 MW), (b) near-term construction expected to be completed by year-end 2021 (50 MW) and (c) near-term acquisitions expected to be consummated by year-end 2021 (95 MW).
2. EPA Greenhouse Gas Equivalencies Calculator utilizes expected 2021 annual generation.

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CBRE Acquisition Holdings | ALTUS POWER

# Elite Sponsor Support from Blackstone

## Blackstone Advantage

- ✓ **One of the world's largest alternative investment managers**
- ✓ **30+ year investment track record**
- ✓ **$649 billion in AUM[1]**


Real Estate
$196Bn
Private Equity
$141Bn
$32Bn
Tactical Opps
$38Bn
Strategic Partners
$159Bn
Credit & Insurance²
$82Bn
Blackstone Alternative Assets Mgmt

## Key Highlights

- Long-standing partnership with Altus Power since **initial capital investment of $125mm[3] in 2014**
  - Completed an $850mm recapitalization of the company in November 2019, positioning Altus Power for future growth
- **Largest real estate portfolio** in the world with $196 billion AUM across 5 sectors and over **6,500 real estate holdings**
- **Targeting 15% emissions reduction** across controlled portfolio covering multiple industries and geographies
- Led **one of the first investment grade rated credit facilities** for distributed solar with Altus Power
- **Largest institutional shareholder of Altus Power** pro forma with board representation

1. As of 1Q 2021. Will not sum to pie chart due to rounding.
2. Credit AUM is a combined figure that includes Blackstone Credit (BXC), Harvest Fund Advisors (Harvest) and Blackstone Insurance Solutions (BIS) businesses.
3. Investment made by Franklin Square Funds, which were funds previously sub-advised by Blackstone affiliates. The sub-advisory relationship with Franklin Square concluded effective April 9, 2018.

9

CBRE has Differentiated Scale and a Truly Global Platform CBRE is the world’s largest commercial real estate services firm Leading global capital markets and leasing advisor Experienced principal investor with $124.5Bn2 AUM & largest commercial developer in United States Advisory Services Global Workplace Solutions Real Estate Investments Global leader in real estate facilities management, a market forecast to grow to $1.9 trillion by 20241 ~500 offices Serving clients in 100+ countries #122 2021 Fortune 500 ~100,000 employees Dow Jones Sustainability World Index (2019, 2020) ~100 Acquisitions & Investments ($4.2 billion) since December 2012 $8 billion utility spend managed annually ~$24 billion 2020 Revenue Largest Manager of Data Centers ~7 billion square feet of real estate managed 90% of Fortune 100 are CBRE clients First-rate market intelligence & data analytics to propel Altus Power Utilization of proprietary global data of real estate properties Artificial intelligence & machine learning to identify optimal properties CBRE employs 100+ trusted energy optimization managers for key corporate decision-makers Per McKinsey & Company: Six Emerging Trends in Facilities Management Sourcing dated Nov 15, 2019. As of 1Q 2021. https://www.cbre.com/about/media-center/cbre-announces-industry-leading-science-based-greenhouse-gas-emission-target

# SAIL℠ Structure Creates Superior Shareholder Alignment

**CBRE is highly aligned and incentivized to support the growth of Altus Power for the long-term**

| | | SAIL℠ Structure | Traditional SPAC Structure |
|---|---|---|---|
| SAIL℠ Creates Alignment | | ✓ Sponsor economics are **tied to the performance of Altus Power long-term and is not guaranteed**<br>✓ Lack of upfront, concentrated seller dilution at deal price<br>✓ CBRE is **incentivized to create value over extended time horizon** | × **Downside gains** (i.e. economics granted even when stock underperforms) create **misalignment** with investors<br>× **Seller dilution** creates **misalignment** with target companies<br>× Sponsor receives **upfront economics** – **less aligned** for long-term value creation |
| Sponsor Economics | Upside Scenario | Share of the appreciation of new capital invested[1] | 20% of all SPAC shares issued and outstanding at IPO, or ~6.4% ownership of Altus Power[2] |
| | Downside Scenario | None (aligned with other stakeholders) | 20% of all SPAC shares issued and outstanding at IPO, or ~6.4% ownership of Altus Power[2] |
| Timing | | Payout over 7 years | Upfront payment at time of deSPAC transaction |

1. 20% interest in price appreciation of all capital raised (less redemptions) on first 30% return, and 30% thereafter.
2. Based on post-money equity value of $1.58Bn, SPAC investment of $402.5MM and 20% sponsor interest.

11

Superior Alignment Across Stakeholders Equity Participation Management rolling 100% of equity rolling 100% of its common equity, together with management, is committing to invest $23mm in the PIPE, and will remain the Company’s second largest shareholder Senior Funding Facility will maintain the attractively priced and highly scalable term securitization facility SPAC Sponsor Economics is incentivized to maximize long-term shareholder value with no upfront economics Economics are earned over time, alongside Altus Power shareholders and based on equity performance Participation Committing to invest $70mm in the PIPE Committing to backstop up to $150mm of SPAC redemptions on a dollar for dollar basis at the same terms as the PIPE Meadow 4.0 MW Solar System

Executive Management and Board Gregg Felton Co-CEO & Director Retired Partner at Goldman Sachs Founder and Chief Investment Officer of Credit Alternatives Platform at Goldman Sachs Asset Management; Oversaw $5+ billion in funds Lars Norell Co-CEO & Director Former Principal and Managing Director at Cohen & Company Served as Head of Capital Markets and subsequently led the Alternative Assets effort Former Managing Director and Co-Head of U.S. Structured Credit Products at Merrill Lynch Christine Detrick Non-Executive Board Chair (Independent) Over 35 years of experience leading and advising Financial Services companies and investors with prior experience on multiple public company boards Former Director, Head of the Americas Financial Services Practice, and Senior Advisor at Bain & Company Richard Peretz Audit Chair (Independent) Over 35 years of experience leading global accounting, finance, and operations teams with prior experience on company boards Former CFO of United Parcel Service (UPS), currently serving on the Board of Electric Last Mile, an EV company, Tribe Capital Growth Corp., and Tribe Capital Growth Corp. II Sharon Daley Director (Independent) Assists Blackstone portfolio companies with C-suite leadership assessment, coaching and development 34 year career in a variety of senior human resources roles at General Electric Bill Concannon Director CBRE’s Global President, Clients and Business Partners and CEO of CBRE Acquisition Holdings As CEO of CBRE’s Global Workplace Solutions, he oversaw a global business that grew to achieve 2020 revenue of $15.3 billion Lead Independent Director, Board of Directors of Charles River Associates (NASDAQ: CRAI) Rob Horn Director (Independent) Leads investment activities in renewable energy and sustainable resources Member of Blackstone’s ESG committee Member of investment committee for all Blackstone Credit Private Funds

Company Overview & Market Opportunity

# Altus Power Competitive Positioning

## Altus Power Competitive Advantage

- **Scalable platform** capable of driving significant growth
- Captive long-term **customer relationships**
- **Market-leading cost of capital** from structured investment grade rated scalable credit facility
- **High operating leverage** structured with the financial flexibility to rapidly scale
- Elite sponsorship from CBRE and Blackstone

## One of the Largest Independent C&I Solar Platforms

*(Platforms Ranked Based on Company Owned MWs)*



410 [1]
265
287
184
182
109
83
77
62
56
ALTUS POWER
Company A
Company B
Company C
Company D
Company E
Company F
Company G
Company H

## Altus Power Assets Across the Nation



Operating Projects
Altus Power Presence

***170+ Projects***

## CBRE National Footprint[2]



Properties
CBRE Presence

**CBRE's existing footprint provides significant expansion opportunities throughout the country**

Source: WoodMac, U.S. PV Leaderboard Q1 2021.

1. 410 MW is comprised of (a) operating and mechanically complete (265 MW), (b) near-term construction expected to be completed by year-end 2021 (50 MW) and (c) near-term acquisitions expected to be consummated by year-end 2021 (95 MW).
2. Includes CBRE properties managed on behalf of third parties.

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Positioned at the Nexus of a Burgeoning Ecosystem Altus Power is positioned to be a one-stop shop for commercial, industrial, municipal, and community solar customers on their clean energy transition, generating value at each step Customer relationships start with hosting on-site distributed generation and extend to the larger energy transition ecosystem supplied by Altus Power Community Solar EV Charging Energy Storage C&I Solar Car Canopy Structure Altus Power is at the center of a massive market opportunity

C&I Solar Originates solar systems through greenfield development and third party acquisitions that have long-term PPAs with credit-worthy offtakers Attractive return on invested capital through take-or-pay contracts Generates additional revenues from the sale of renewable energy credits EV Charging Revenue generated through the sale of electricity to the electric vehicle user during charging Ongoing servicing fees and other revenue opportunities through partnership branding on charging units Community Solar Originates solar generation by pooling individual subscribers from a community into a shared PPA Residential customers benefit from quicker time to energy savings and access to green energy How Altus Power Makes Money Altus Power develops relationships with C&I customers to originate long-term contracts providing energy transition solutions Storage Storage systems discharging power during period of increased demand Ability to retrofit existing solar facilities with storage systems with low customer acquisition costs Strong new customer demand for energy resiliency driving increased adoption for solar + storage systems Altus Power is an attractive partner for existing customers and asset developers

Corporations are Demanding Clean Energy Solutions… Regulatory focus and rise in prominence of location-based carbon accounting methodology are driving increased importance of local distributed generation and RECs are not going to meet the demand 3M https://news.3m.com/English/press-releases/press-releases-details/2019/Flipping-the-Switch-to-100-Percent-Renewable-Electricity-at-3M/default.aspx GM https://www.eenews.net/stories/1063723879 Schneider https://www.dcvelocity.com/articles/49674-schneider-electric-advances-corporate-climate-action-w-global-supply-chain-decarbonization-service Walmart https://www.washingtonpost.com/climate-environment/2020/09/22/climate-clock-week RE100: https://www.there100.org/re100-members https://www.solarpowerworldonline.com/2020/10/seia-report-finds-corporations-have-invested-in-u-s-solar/ Source: RE100, The Climate Group, Science Based Targets. Represents RE100 Members. Companies and organizations have committed to net zero carbon by 2040 through The Climate Pledge 100+ Massive future growth expected in corporate demand for renewable energy Companies in the C&I sector account for approx. half of the world’s end-of-use of electricity. RE100 companies are switching this demand to renewable electricity 300+ Corporations committed to 100% renewable energy1: 2025 2025 2025 2035 175 countries where corporations have committed to 100% renewable electricity 315 TWh per year of energy from RE100 companies ~$98 billion of investment required to meet 2030 sustainability goals Completed 2014 Completed 2020 2022 2050 2030 2022 Completed 2020 Growth in companies committing to 100% renewable energy ~2x Companies setting emissions reduction targets through the Science Based Targets Initiative 1,000+ Year End Corporations committed to Net Zero Carbon: 2040 2040 2040 2039 2040 2050 2040 2040 2039 2040

…and the Industry Remains Largely Untapped PPAs have continued to gain market share as a sourcing method, growing from ~3% in 2015 to 26% in 20191 13 mega-cap companies have taken the Climate Pledge to be carbon neutral by 2040 (e.g. Microsoft) 6+ GW of solar installed by U.S. cities from 2015 to Q1 2020 Regulatory support as cities and states look to pass legislation benefitting onsite generation Only 5% of C&I solar market is penetrated U.S. cumulative installed C&I solar capacity expected to grow ~290% to 48 GW by 2030 Technology improvements expected to enable solar to capture 65% of the total corporate renewable market through 2030 CBRE has deep and broad relationships with companies across the Fortune 1000 and Global 1000 Source: WoodMac, Generation 180, Environment America, Environmental Leader, IHS Markit, RE100, World Resource Institute. Sourcing methods used by RE100 members, 2020 Annual Report. Corporations are Leading the Next Wave of Demand Public Sector is Looking To Electrify Municipalities and Cities... .... while Corporations Continue to Announce More Ambitious Clean Energy Goals https://ihsmarkit.com/research-analysis/corporate-us-renewable-procurement-outlook-optimism.html U.S. Cumulative C&I Solar Installed Capacity by Year (GW) 2020 – 2030 Capacity increase: ~290%

Altus Power Leases Commercial Roofs to Build Community Solar Large commercial and industrial rooftops can be leased by Altus Power long-term, creating lease revenue for the owner and permitting Altus Power to construct Community Solar assets The clean power can be sold to local communities, corporate employees, and customers Altus Power allows customers to move across town and take their “virtual clean energy system” with them Community Solar is available in a number of states and scheduled to be introduced in many more Community Customers Count Altus Power can provide corporate employees and customers with clean energy and full energy transition solutions for their homes Energy Storage EV Charging Meadow 4.0 MW Solar System

U.S. Battery Storage Capacity Installations (GWh) Households and commercial buildings may consume up to 54 GWh of storage capacity by 2030 FERC order allowing storage resources to participate in the wholesale market is buoying renewable-plus-storage investments Batteries value is “stackable” Emergency backup power / energy resiliency Manage demand charges Provide system capacity Add value to solar standalone projects Source: BloombergNEF. 2020 – 2030E CAGR: ~46% Key Drivers Capacity Growth Storage Capabilities are Transforming Electrification

Proprietary Software Driving Data Collection and Analytics is a proprietary software system developed by Altus Power, providing a fully-integrated platform to manage assets throughout the development and operations lifecycle Centralized Asset Performance Tracking and Analytics Pulls real-time DAS generation data for performance tracking to ensure solar systems maximize performance and meet baseline production forecasts Enterprise Resource Planning Integration Streamlines and automates billing, treasury management, and financial reporting Asset Registry and Customer Data Management Warehouses all relevant project data, contracts, and customer records in a centralized system O&M Ticketing and Troubleshooting & Task Compliance and Management Centralized alarm monitoring, repair, and warranty enforcement that records and logs all project specific issues and responses CBRE’s sponsorship avails opportunities to accelerate and expand upon existing software capabilities

CBRE Acquisition Holdings | ALTUS POWER

# Leveraging CBRE's Customer Data and Analytics to Identify Potential Opportunities

**CBRE and Altus Power Will Collaborate On Data Mining to Produce Customer Solutions**



CBRE Core Data
Data Enrichment & Modeling
Unique Client Insights
Applied Analytics (AI & ML)
Automated Go-To-Market Solutions

### CBRE Data & Analytic and Client Knowledge Advantages

CBRE currently manages 6.2 BSF of assets globally for which it possess over 20 billion data points stored in its Enterprise Data Platform

CBRE's proprietary CostLab modeling software estimates, validates, and forecasts energy benchmark demand and cost across managed locations

Unique insights into client's ESG objectives, timing, and in-flight programs and advisory relationships with key stakeholders

### Applied Analytics

Core data processed, leveraging AI and ML to identify potential roofs, car ports and adjacent land, sized potential solar systems, electricity savings, and potential CO2 reduction; all based on type of asset and calculated exposure to sunlight

### Automated Go-To-Market Solutions

Solution is built to scale for existing CBRE portfolio, new clients, and self-service capabilities to automate business case development to enable efficient conversations with clients



Roof Area: 143,147.61 Sq.Ft.
Usable Roof Area #: 97,399.84 Sq.Ft.
Usable Roof Area %: 68.04%
Solar System Size: 1,447.08 kW
Electricity Savings: $159,179.17
Annual CO2 Averted: 1,186.77 Tons
Zoom to

**CBRE is expected to leverage its Data & Analytic capabilities to create a new software tool capable of analyzing client portfolios to aid in identifying attractive opportunities for Altus Power and for clients**

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Growth Strategy

Altus Power has Multiple Growth Vectors Enhanced growth opportunities through CBRE partnership and Blackstone’s network of partners Repeatable solar development programs with large, multi-facility corporate customers Cross-sell opportunities from energy storage and “clean” EV charging solutions Utilize strong operating platform to grow through acquisition and origination of new customer relationships

National developer base with local expertise Preferred sponsor among institutional partners divesting operating portfolios Intermediaries connect customers directly to Altus Power, valuing execution certainty In-house development team and customer referrals Enhanced Growth Opportunities from Strategic Relationships and Existing Customers Enhanced origination opportunities with CBRE and Blackstone Client Relationships Portfolio Companies Strong brand recognition Additional growth from demand-side pull Additional PPA contracts from existing off-takers Further opportunity for economies of scale Attractive Partner for Third Party Acquisitions

Existing Customers Drive “Land and Expand” Growth Strategy “Land and expand” strategy leverages existing, high-quality customer base for transformational growth Long-term partner with remaining ~18 average year contract life... ... combined with accelerating electrification product and services demand... .... leading to significant increases in revenue per customer Spartan 10.0 MW Solar System

Financials & Transaction Overview

Operating Asset and Financial Forecast Solar Asset Growth (MW) Note: Financial forecast reflects assets operating / installed at year-end. Altus Power’s 2020 financial information presented herein is unaudited. An audit of Altus Power’s historical financial statements is in process and may result in adjustments, corrections and/or changes in presentation from the financial information shown in this Presentation. EBITDA excludes non-recurring expenses such as non-recurring transaction costs. ’20 – ’24 CAGR: 63% EBITDA1 ($mm) Revenue ($mm) ’20 – ’24 CAGR: 66% ’20 – ’24 CAGR: 77% EBITDA Margin1 (%) 1

# Altus Power EBITDA Coverage

- **Assets going operational do not realize full annual EBITDA until following year**
- **Significant portion of annual EBITDA is attributable to assets that have become operational in previous year**
- **~75% of 2023 calendar EBITDA is generated from assets operating by year-end 2022**
- **Current 900+ MW pipeline represents a ~2.0x coverage over the 445 MW required to achieve 2022 annualized EBITDA**



$38
$57
69%
$83
$114
75%
$153
$206
90%
$228
$288
2021E
2022E
2023E
2024E
$ in millions
Calendar EBITDA
% of EBITDA Originated Previous Year
Annualized EBITDA
Annualized Coverage Ratio

Note:. EBITDA excludes non-recurring expenses such as non-recurring transaction costs. Altus Power's 2020 financial information presented herein is unaudited. An audit of Altus Power's historical financial statements is in process and may result in adjustments, corrections and/or changes in presentation from the financial information shown in this Presentation.

30

Financial Forecast Note: Represents calendar figures. Altus Power is not expected to be a tax payer through projection period based on current balance of net operating losses. EBITDA excludes non-recurring expenses such as non-recurring transaction costs. Values may not tie due to rounding. Altus Power’s 2020 financial information presented herein is unaudited. An audit of Altus Power’s historical financial statements is in process and may result in adjustments, corrections and/or changes in presentation from the financial information shown in this Presentation. Assumes no redemptions (or aggregate redemptions of less than the backstopped amount) and full repayment of the Altus Power Pref. The proceeds from this transaction are expected to fully-fund the forecasted growth1

Altus Power has a proven asset financing strategy leading to a sustainable competitive advantage Tax Equity Partnerships with Banks, Corporates, and Syndicates $200mm2 Committed Construction-to-Term Facility Led by Fifth Third $368mm1 Scalable Term Securitization Facilities led by Blackstone Capital Structure Overview Proven Financing Relationships Term securitization facilities with fixed, 3.05% interest rate on most recent upsize One of the 1st Rated C&I Solar Securitization – Investment Grade Kroll Rating Altus Power has available and committed, unused tax equity capacity to fund future growth Available Capital at Attractive Rates Illustrative Originations Funding Mix As of December 31, 2020. ~$25mm outstanding as of December 31, 2020.

CBRE Acquisition Holdings | ALTUS POWER

# Transaction Overview

## Transaction Summary

- $403mm in cash-in-trust and $275mm PIPE
- $343mm cash to balance sheet
- Pre-money equity valuation of $900mm
- Significant alignment amongst all shareholders:
  - Existing shareholders rolling 100% of common equity; Blackstone and Management are committing to invest an additional $23MM in the PIPE
  - CBRE SAIL℠ structure creates further alignment; economics are earned over time as the company grows (unlike traditional SPAC structures where sponsor receives economics upfront)
  - CBRE has provided a commitment to backstop up to $150mm of SPAC redemptions at the same terms as the PIPE
- Transaction expected to close in Q4 2021

## Pro Forma Valuation[1]

| Enterprise Value ($mm) | |
|---|---|
| Pro Forma Shares Outstanding (mm)[1] | 157.8 |
| (x) Illustrative Share Price | $10.00 |
| **Pro Forma Equity Value** | $1,578 |
| (+) Pro Forma Debt[2] | $393 |
| (-) Pro Forma Cash[2] | ($380) |
| (+) Non-controlling Interest[2] | $33 |
| **Pro Forma Enterprise Value** | **$1,623** |

| Transaction Multiples | |
|---|---|
| 2022E Annualized EV / EBITDA | 14.3x |
| 2023E Calendar EV / EBITDA | 10.6x |
| 2024E Calendar EV / EBITDA | 7.1x |

## Sources and Uses ($mm)[1]

| Sources | |
|---|---|
| CBAH Cash-in-Trust | $403 |
| PIPE Proceeds | 275 |
| Altus Power Equity Rollover | 900 |
| Existing Debt | 393 |
| **Total Sources** | **$1,970** |

| Uses | |
|---|---|
| Cash to Balance Sheet | $343 |
| Altus Power Equity Rollover | 900 |
| Altus Power Debt Rollover | 393 |
| Repayment of Altus Power Pref.[4] | 275 |
| Illustrative Transaction Fees | 60 |
| **Total Uses** | **$1,970** |

## Pro Forma Ownership[3]


Blackstone & Management PIPE Share 1%
Other PIPE Shareholders 12%
CBRE PIPE Share 4%
Blackstone 17%
Altus Power Management Shareholders 40%
CBAH Public Shareholders 26%

1. Assumes no redemptions and full repayment of the Altus Power Pref.
2. As of December 31, 2020, pro forma debt of $393mm, cash balance of $38mm and NCI estimate of $33mm. Pro forma cash balance includes the $38mm and $343mm of cash to balance sheet.
3. Represents ownership at close assuming no redemptions and full repayment of the Altus Power Pref. Due to SAIL construct, ownership at transaction close does not reflect future CBRE ownership, if and when earned. Does not reflect the impact of the outstanding warrants, which will not be exercisable at transaction close.
4. The Altus Power Pref. is a non-convertible preferred security with a November 2024 redemption date and an 8% dividend rate. In the event that the total proceeds from cash-in-trust (net of redemptions) and PIPE are less than $678 million, the Company intends to repay the Altus Power Pref. in full with a mix of cash on hand and a new promissory note provided by Blackstone or a third party on economic terms no less favorable to the Company than the current security.

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Operates in the high-growth, onsite solar generation industry benefiting from strong customer demand and regulatory support Long-term contracted cash flows Similar origination processes EBITDA positive Benefits from strong growth of the solar sector Technology forward platforms supporting evolving product and service opportunities Tangible near-term valuation metrics Exposed to similar ESG / clean energy market dynamic Innovative companies with proprietary technology Valuations benefit from strong near-term growth Higher customer acquisition cost No asset ownership and limited recurring revenue Alternative business models Altus Power is a Category Defining Company Residential Solar Energy Transition Solar Technology Altus Power may be compared across a variety of energy transition peers and its characteristics make it a unique investment opportunity Key Similarities Key Differences Shirley Landfill 1.4 MW Solar System

Operational Benchmarking ’21 – ’23 Revenue CAGR ’21 – ’23 EBITDA CAGR Peer Median: 24.6% Peer Median: 70.4% Peer Median: 17.2% Peer Median: 45.7% Peer Median: 73.0% Peer Median: 43.4% Altus Power 2023 EBITDA Margin Peer Median: 37.5% Peer Median: 24.1% Peer Median: 18.0% Residential Solar Solar Technology Energy Transition 1 Median: 25.6% Median: 48.7% Median: 19.6% Source: FactSet, Wall Street Equity Research. Note: Market data as of July 9, 2021. Principal and interest adjustment for revenue and EBITDA are based on 2022 estimate from equity research.

Trading Multiples 2022E EV/EBITDA Multiple 2023E EV/EBITDA Multiple 2 Peer Median: 24.4x Peer Median: 40.3x Peer Median: 52.8x Peer Median: 19.0x Peer Median: 29.6x Peer Median: 37.2x ~65% discount to median peer trading multiples Comp 2022 Median: 41.6x Comp 2023 Median: 30.2x 2 ~66% / 53% discount to median peer trading multiples 1 3 Residential Solar Solar Technology Energy Transition Altus Power 4 Source: FactSet, Wall Street Equity Research. Note: Equity and enterprise values utilize Q1 2021 financial statements, updated for subsequent events. Market data as of July 9, 2021. Represents calendar and annualized EBITDA range. Principal and interest adjustment based on 2022 estimate from equity research. Represents calendar year EBITDA. Market value of Enphase shares has been included in cash balance. 4

Thank You Leading the Clean Energy Transition Shoppers World 1.7 MW Solar System New Marlborough 2.0 MWh Storage System

Appendix

Reduce Greenhouse Gas Emissions Renewable Electricity Goal Green and Healthy Building Certifications Commitment to 79% / 67% reduction managed occupier / investor properties by 2035 Commitment to achieve 100% renewable electricity by 2025 in CBRE offices Commitment to pursue green and healthy building certifications (LEED, WELL, etc.) for CBRE offices CBRE’s Commitment Sponsorship of Altus Power is Consistent with CBRE’s Sustainability Objectives These actions will enable CBRE clients to more efficiently adopt clean energy CBRE is Positioned to Accelerate the Global Transition to a Net Zero Economy by… Leveraging its market leading technology platform and access to real estate / energy consumption data to identify opportunities and allow clients to make smarter decisions Utilizing its 10,000+ technicians and energy professionals to improve the efficiency of the built environment that CBRE stewards for its clients Providing its clients with access to clean energy generation and distribution at scale through its partnership with Altus Power Business Roundtable CBRE CEO (Bob Sulentic) has joined the Business Roundtable’s Energy & Sustainability Committee Sustainable Procurement Sustainability is a core element of sourcing approach including establishing targets to increase sustainability spend

Altus Power has Created Repeatable, Winning Programs for its Customers Sales Altus Power uses in-house origination and development staff as well as external partners to source new customers Playbook for demonstrating customer value proposition and creating repeat customers CBRE and Blackstone to provide attractive referral opportunities Contracts Standardization of contracts drives high transaction velocity and scalability Extensive diligence of counterparties, utility programs, construction timelines, and tax risk Financing Flexible financing structure supports wide array of project characteristics Market leader, achieving one of the first investment grade rated C&I scalable securitization facility Technology Gaia software platform provides multiple solutions by utilizing data analytics throughout full customer lifecycle Engineering, Procurement, & Construction Construction management approach focused on system design while leveraging subcontractors Dedicated in-house team provides O&M and servicing functions, enabling efficient asset monitoring, billing, and recording functions and system performance optimization Altus Power’s playbook combines standardized contracts with financial flexibility and data analytics to provide a superior and seamless customer experience

Financial Highlights Long-term contracted revenues Existing EBITDA positive business supported by long-term contracted revenues 20-year standard contract term with recontracting mechanism 80%+ investment grade1 quality counterparties; Zero customer defaults in Altus Power’s operating history Low customer acquisition cost Blackstone and CBRE strategic partnerships offer immediate access to a large, diversified customer base seeking clean energy National developer base with local expertise in sourcing new customers Repeat customers and strong referral network Robust growth profile Strong, identified 2022 and 2023 pipeline Partnerships that yield systematic growth Sponsorship through CBRE and Blackstone offer their vast resources (portfolio companies, technologies, relationships, etc.) Scalable financing structure Flexible, competitive, and scalable credit facilities through Blackstone Insurance and Fifth Third Tax equity relationships and partnerships, ready for additional deployment New products complimenting core solar offerings Energy storage augments the traditional solar offering, improving the customer value proposition and creating a larger addressable market Electric vehicle charging is expected to grow significantly over the next 10 years, and the industry is focusing on clean charging  Investment grade includes 680+ prime FICO borrower. Representative of 265 MWs. Where Moody’s rating is not available, S&P equivalent rating is taken. May include related party, affiliate or Moody's risk shadow rating, at the time of underwriting.

Altus Power’s Pipeline Provides Visibility into its Forecast 900+ MW actionable pipeline drives 2023E EBITDA Diverse group of off-takers Over 45 distinct development opportunities Project size ranges from 1 MW – 10+ MW Pipeline projects located across 16 states Current Pipeline Composition Key Figures Deal Source Existing relationship & Blackstone 60% Referral 16% New 24% Customer Type Commercial 60% Commercial & Community 23% Community 17% 900+MW Pipeline Substantiates 2023E EBITDA Existing pipeline does not include potential development opportunities from the CBRE partnership

Altus Power’s Attractive Portfolio Profile C&I Solar Value Proposition Direct relationships with customers and strong return on invested capital Longer term contracts (~20 years) with high probability of re-contracting Scalable business with real operating leverage Attractive cash flow profile given diversity of projects and off-takers Systems, brand equity, and structure are sources of competitive advantage Scale required to access attractive debt and tax equity financing Fragmented industry with path to accretive consolidation Altus Power has had zero customer defaults in the Company’s 10 year operating history Note: 410 MW is comprised of (a) operating and mechanically complete (265 MW), (b) near-term construction expected to be completed by year-end 2021 (50 MW) and (c) near-term acquisitions expected to be consummated by year-end 2021 (95 MW). Representative of 265 MWs. Where Moody’s rating is not available, S&P equivalent rating is taken. May include related party, affiliate or Moody's risk shadow rating, at the time of underwriting. Includes a single Ba2 project. 2 Weighted Average Offtaker Rating : A11 Install Type Asset by Offtaker Offtaker Credit Rating1 (MW)

# Altus Power has Developed a Diversified Asset Base

## Operating Assets


Near-Term
Construction
50 MW
Near-Term
Acquisition
95 MW
410 MW
Operating and
Mechanically
Complete
265 MW

- Blue-chip customer base and high quality counterparties with a weighted average offtaker rating of A1
- ~65% of assets have a 1 – 4% PPA escalator
- Average remaining contract life of ~18 years[1]

## Regional Footprint


South
5%
West
33%
410 MW
Northeast
62%

- By focusing on a diversified customer base, Altus Power has achieved significant growth while remaining cash flow positive
- C&I customer growth CAGR of ~60% and residential customer growth CAGR of ~95%, from 2015 – 2020
- Operates across 16 states and entered 3 new markets since 2019, expanding geographic presence

## PPA Breakdown


Wholesale Rate
1%
Retail Rate
Index
28%
Fixed
39%
410 MW
Utility Tariff
Index
32%

- Altus Power built its business on standardization of contracts and PPAs
- Conveys the value of standardization to the customer, without losing flexibility
- New contracts benefit from potential rising retail electricity rates
- Downside risk mitigated through contract floor pricing

Note: 410 MW is comprised of (a) operating and mechanically complete (265 MW), (b) near-term construction expected to be completed by year-end 2021 (50 MW) and (c) near-term acquisitions expected to be consummated by year-end 2021 (95 MW).
1. Based on 265 MW operating and mechanically complete projects.

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Key Risks Unless the context otherwise suggests, all references to the “Company,” “we,” “us” or “our” refer to the business and operations of CBRE Acquisition Holdings, Inc. and its subsidiaries (the “SPAC”) following the potential business combination with Altus Power, Inc. (“Altus Power”) (the “Transaction”). The risks presented below are certain of the general risks related to the business of the Company, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by the Company with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the Transaction. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and the Transaction, and may differ significantly from and be more extensive than those presented below. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in the Company. Business and Operational Risks Our growth strategy depends on the widespread adoption of solar power technology. If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer. With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies. A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects. Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issues, price change, imposition of tariffs or duties or other limitation in our ability to obtain components or technologies we use could result in adverse effects. Although our business has benefited from the declining cost of solar panels, our financial results may be harmed now that the cost of solar panels has stabilized and could increase in the future, due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government. Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results. Developments in alternative technologies may materially adversely affect demand for our offerings. The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget. We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities. Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties. Our relationship with CBRE is new and developing and may not result in profitable long-term contracts with their referred clients. Our expected growth from referrals from CBRE and Blackstone may not materialize as we projected. We may not be able to effectively manage our growth. We may not realize the anticipated benefits of future acquisitions, and integration of these future acquisitions which may disrupt our business and management. Our business is concentrated in certain markets, putting us at risk of region-specific disruptions. Our growth depends in part on the success of our relationships with third parties. We have incurred operating losses before income taxes and may be unable to achieve or sustain profitability in the future.

Key Risks (cont’d) We are not currently regulated as an electric utility under applicable law in the jurisdictions in which we operate, but we may be subject to regulation as an electric utility in the future. Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts. Our business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs. If we are unable to retain and recruit qualified technicians and advisors, or if our board of directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business. The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers. We may be materially adversely affected by negative publicity. Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share. Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather. Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock. Our results of operations have been and will continue to be adversely impacted by the COVID-19 pandemic, and the duration and extent to which it will impact our results of operations remains uncertain. Adverse economic conditions may have negative consequences on our business, results of operations and financial condition. Threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or individuals and/or groups attempting to disrupt our business, or the businesses of third parties, may materially adversely affect our business, financial condition, results of operations and prospects. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. We may need to raise additional funds and these funds may not be available when needed. Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock. We may have material weaknesses in our internal control over financial reporting. If we do have and are unable to remediate these material weaknesses, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations. As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act. Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company. Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S. Litigation and Regulatory Risks Our business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of our business. Our business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or ballot or regulatory initiatives.

Key Risks (cont’d) Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, RPS or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Net energy metering and related policies to offer competitive pricing to our customers in our current markets, and changes to net energy metering policies may significantly reduce demand for electricity from our solar energy systems. Our business depends in part on the regulatory treatment of third-party-owned solar energy systems. Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy offerings that may significantly reduce demand for our solar energy offerings. Regulatory decisions that are important to us may be materially adversely affected by political, regulatory and economic factors. Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays and adverse publicity. A failure to comply with laws and regulations relating to our interactions with current or prospective customers could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance. We have previously been, and may in the future be, named in legal proceedings, become involved in regulatory inquiries or be subject to litigation in the future, all of which are costly, distracting to our core business and could result in an unfavorable outcome or a material adverse effect on our business, financial condition, results of operations or the trading price for our securities. We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them. Product liability claims against us could result in adverse publicity and potentially significant monetary damages. Changes in tax laws, guidance or policies, including but not limited to changes in corporate income tax rates, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect our business, financial condition, results of operations and prospects. Intellectual Property and Data Privacy Risks If we are unsuccessful in developing and maintaining our proprietary technology, including our Gaia software, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced. Our business may be harmed if we fail to properly protect our intellectual property, and we may also be required to defend against claims or indemnify others against claims that our intellectual property infringes on the intellectual property rights of third parties. We use open source software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business. Failure to comply with the terms of underlying open source software licenses could restrict our ability to provide our offerings. If we experience a significant disruption in our information technology systems, fail to implement new systems and software successfully or if we experience cyber security incidents or have a deficiency in cybersecurity, our business could be adversely affected. Any security breach or unauthorized disclosure or theft of personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation and have an adverse impact on our business. Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business. Risks Relating to Projections We may not successfully implement our business model. Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Key Risks (cont’d) Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the U.S. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations. Risks Relating to the Transaction Uncertainties about the Transaction during the pre-closing period may cause third parties to delay or defer decisions concerning Altus or its subsidiaries or seek to change existing arrangements. Risks Relating to Our Financial Statements Our warrants are expected to be accounted for as derivative liabilities and changes in fair value will be reported in earnings for each period reported, which may have an adverse effect on the market price of our common stock. Risks Related to Ownership of Our Securities Concentration of ownership among existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions. Our stock price will be volatile, and you may not be able to sell shares at or above the price at closing. Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt. Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. The stakeholder aligned initial listing ("SAIL") structure of the Company could result in a substantial number of shares being issued to the Company's sponsor, which could cause significant dilution to a potential investor. As an emerging growth company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.